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                                                                   EXHIBIT 10.4

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made and entered into as of December 1, 2000, between Sybron Dental Management Company, Inc. a Delaware corporation ("Employer" or "Company"), and ________ ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Employer desires to retain the services of Employee and is willing to do so upon the terms and conditions set forth herein; and

     WHEREAS, Employee desires to be employed by Employer upon the terms and conditions set forth herein;

     NOW, THEREFORE, Employee and Employer, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

     1.  Basic Employment Provisions.

         (a) Employment and Term. Employer hereby employs Employee as __________ and Employee agrees to be employed by Employer in such capacity, for a period commencing on the date hereof and continuing thereafter until terminated, by one of the means provided herein, by the Employee or Employer.

         (b) Duties. Employee shall, as the ____________, be subject to the direction and supervision of the President of Employer, or such other persons as determined by the President. Employee shall have those duties and responsibilities that are commensurate with his position and assigned to him by the President, which duties Employee shall faithfully perform to the best of his abilities and to the satisfaction of the President. Employee shall be required to devote his full working time to the performance of his duties hereunder.

     2.  Compensation.

         (a)  Salary.

              (i) As basic compensation for the services to be rendered by Employee hereunder, Employer shall to pay to Employee an initial annual base salary at the rate of $__________ per year. Such salary shall accrue and be payable in accordance with the payroll practices of Employer in effect from time to time. All such payments shall be subject to any deductions and withholdings required by applicable law.

              (ii) While he continues to be employed by Employer, Employee shall be eligible for consideration for merit salary increases. Such increases shall be at the sole discretion of the Employer and nothing herein contained shall be construed as granting Employee a vested right to any such increases.



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              (iii) If during his employment, Employee fails to perform his duties on account of illness or other incapacity, his base salary will be reduced by the amount of any statutory disability benefits and disability income benefits, for which he is eligible.

         (b) Benefits. In addition to his salary, Employee shall be entitled, while employed by Employer, to such employee benefits and other benefits as are customarily accorded the executives of Employer, including without limitation participation in pension, stock option, bonus and other incentive plans, group life, hospitalization, other welfare or insurance plans, relocation plans, automobile plans, and vacations ("Benefit Plans").

         (c) Expense Reimbursement. During his employment, Employer shall reimburse Employee, upon the submission of properly documented expense account reports, for all reasonable travel and entertainment expenses incurred by Employee in the course of his employment with Employer.

[The following subsection 2(d) is applicable only for Stephen J. Tomassi.]

         (d)  [Relocation Benefits.

              (i) Employee shall have the right, three years following the date this Agreement is made and entered into, to relocate his place of employment to Milwaukee, Wisconsin. If Employee elects to relocate to Milwaukee, Wisconsin and Employer, one (1) year following the date Employee relocates, elects to terminate Employee's employment pursuant to Section 3(b) or 3(b)(iii), Employer shall have no obligation to pay Employee and Employee shall have no right to collect the twelve months of monthly base salary described Section 4(a). In addition, should Employee elect to relocate to Milwaukee, Wisconsin, Employer may assign the Employee new duties and adjust his base salary and other benefits to be commensurate with the new duties.

              (ii)If Employee sells his residence in Milwaukee, Wisconsin within three (3) years following the date this Agreement is made and entered into, Employer shall pay to Employee those costs and expenses associated with the sale of the residence that Employer would have paid to Employee had Employee sold his residence at the time he moved to California in connection with his employment by Employer. The type and amount of costs and expenses Employer would have paid Employee shall be those costs and expenses described in Employer's Relocation Policy as the costs and expenses for which the Employer reimburses Employee.

              (iii)Employer shall adjust Employees gross income to compensate Employee for any income taxes, both state and federal, that Employee is required to pay as a result of any income imputed to Employee in connection with the loan, described in the attached promissory note, provided by Employer to Employee.]

     3.  Termination of Employment.

         (a)  Termination by Employee.

              (i) Except as provided in Section 3(a)(ii), Employee may terminate his employment with Employer for any reason, at any time, by providing Employer with a written notice, at least forty-five (45) days in advance of the termination date, of his desire to terminate his employment.

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              (ii) In the event a Potential change in control of the Parent, as hereafter defined, occurs, Employee may not voluntarily terminate his employment with the Company pursuant to subsection (i) above for a period of six (6) months following the occurrence of a Potential change in control of the Parent. If more than one Potential change in control of the Parent occurs during the term of this Agreement, the provisions of the preceding sentence shall be applicable to each Potential change in control of the Parent occurring prior to the occurrence of a Change in Control.

         (b)  Termination by Employer.

              (i) Employer may terminate Employee's employment with Employer, at any time, without cause, by providing Employee with a written notice, at least ninety (90) days in advance of the termination date, of its desire to terminate Employee's employment.

              (ii) Employer may terminate Employee's employment with Employer for cause, at any time, with or without advance notice. For the purposes of this Agreement, "cause" shall be deemed to be a willful and material breach of this Agreement, fraud, dishonesty, competition with Employer or any subsidiary or affiliate of Employer, unauthorized use of Employer's or any of its subsidiaries' or affiliates' trade secrets or confidential information or continued gross neglect by Employee of the duties assigned to him (if such neglect or breach continues for 30 days after written notice by the President of Employer to Employee specifying the duties being neglected or the breach of this Agreement by Employee).

              (iii) Employer may terminate the Employee's employment with Employer, at any time, with or without advance notice, upon the total disability of the Employee. For the purpose of this Agreement, "total disability" shall be deemed to have occurred if Employee shall have been unable to perform his duties hereunder due to mental or physical incapacity for a period of six consecutive months.

         (c) Termination due to Death. Employee's employment with Employer shall terminate automatically upon the death of Employee.

     4.  Payments Upon Termination.

         (a) If Employee's employment is terminated for any reason other than pursuant to Section 3(a) or 3(b)(ii), Employee (if living), or Employee's spouse (if the employment was terminated because of the death of Employee and Employee's spouse survives him), or Employee's estate (if the employment was terminated because of the death of Employee and Employee's spouse does not survive him), shall be entitled, in addition to any other benefits provided to them or Employee hereunder or under any of the Benefit Plans, to receive Employee's then current monthly base salary for a period of 12 months from the date the employment terminates.

         (b) If Employee's employment is terminated pursuant to Section 3(b)(i), Employee (if living), or Employee's spouse (if the employment was terminated because of the death of Employee and Employee's spouse survives him), or Employee's estate (if the employment was terminated because of the death of Employee and Employee's spouse does not survive him) shall, in addition to any payments made pursuant to Section 4(a), be entitled to receive a payment in an amount equal to the incentive award that would have been earned by the Employee under the Senior Executive Incentive Compensation Plan for the fiscal year in which the Employee's employment is terminated; multiplied, however, by a percentage equal to

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the percentage of the fiscal year in which the Employee was actively employed.
The payment of this amount shall be made on or about the same time as the payment to other Company employees of the incentive award is made for the fiscal year in which the Employee's employment is terminated.

         (c) If Employee's employment is terminated pursuant to Section 3(a) or 3(b)(ii), no further compensation shall be paid to Employee after the date of termination (other than base compensation earned up to the date of termination, exclusive of bonus); provided, however, that the rights of Employee under any of the Benefit Plans shall be determined by the terms of the plan.

[The following subsection 4(d) is applicable only for Stephen J. Tomassi.]

         (d) [In the event Employee terminates his employment, except for Good Reason following a Change in Control, or Employer terminates his employment pursuant to Section 3(b)(iii), Employee shall within thirty (30) days following the effective date of the termination repay in full any amounts owed to Employer under the Promissory Note executed by Employee on August __, 2000. Interest shall accrue and be due, at the rate of ten percent (10%) per annum, on any amount not paid within the thirty (30) day period until paid.]

     5.   Change in Control.

         (a) Definitions. For purposes of this Agreement, the following words and phrases shall have the eaning ascribed to them.

              (i) "Change in Control of the Parent" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Parent is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 25% or more of the combined voting power of the Parent's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals, who at the beginning of such period constitute the Board and any new director added during the period whose election to the Board or nomination for election to the Board by the Parent's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was approved prior to the beginning of the period, cease for any reason to constitute a majority of the Board; (C) the stockholders of the Parent approve a merger or consolidation of the Parent with any other corporation, other than a merger or consolidation immediately following which the directors of the Parent immediately prior to the merger or consolidation continued to constitute at least a majority of the board of directors of the Parent, the surviving entity, or any parent thereof; or (D) the stockholders of the Parent approve a plan of complete liquidation of the Parent or an agreement for the sale or disposition by the Parent of all or substantially all of the Parent's assets.

              (ii) "Base Amount" shall have the same meaning as the term is given in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be calculated in accordance with any temporary or final regulations promulgated under Section 280G of the Code in effect, if any. In the absence of such regulations, if Employee was not employed by the Company (or any corporation

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affiliated with the Parent (an "Affiliate") within the meaning of Section 1504 of the Code or a predecessor of the Parent) during the entire five calendar years (the "Base Period") preceding the calendar year in which a change in control of the Parent occurred, Employee's average annual compensation for the purposes of such determination shall be the least of (A) the average of Employee's annual compensation for the complete calendar years during the Base Period during which Employee was so employed, (B) the average of Employee's annual compensation for both complete and partial calendar years during the Base Period during which Employee was so employed, determined by annualizing any compensation (other than nonrecurring items) includible in Employee's gross income for any partial calendar year, or (C) the annual average of Employee's total compensation for the Base Period during which Employee was so employed, determined by dividing such total compensation by the number of whole and fractional years included in the Base Period. Compensation payable to Employee by the Company or any Affiliate or predecessor of the Company shall include every type and form of compensation includible in Employee's gross income in respect of Employee's employment by the Company or any Affiliate or predecessor of the Company, except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G of the Code.

              (iii) "Good Reason" shall mean the occurrence, following a Change in Control, without Employee's express written consent, of any of the following circumstances unless, in the case of subsections (1), (5), (6), (7), or (8) of
Section 5(a)(iii), such circumstances are fully corrected prior to the date of termination specified in the notice given in respect thereof:

                    (1) the assignment to Employee of any duties inconsistent with his status as ________, his removal from the position of __________, or a diminution in the nature or status of Employee's responsibilities;

                    (2) a reduction by the Company in Employee's annual base salary;

                    (3) the relocation of the executive office in which Employee is located prior to the Change in Control to a location more than fifty miles there from or the Company or any of its subsidiaries requiring Employee to be based anywhere other than the executive office in which Employee is located prior to the Change in Control except for required travel on the business of the Company and its subsidiaries to an extent substantially consistent with Employee's present business travel obligations;

                    (4) the failure by the Company to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                    (5) the failure by the Company to continue in effect any compensation plan in which Employee participates prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made in such plan in connection with the Change in Control, or the failure by the Company to continue Employee's participation therein on the same basis, both in terms of the amount of compensation provided and the level of Employee's participation relative to other participants, as existed at the time of the Change in Control;

                    (6) the failure by the Company to continue to provide Employee with benefits at least as favorable as those enjoyed by Employee under any of the Benefit Plans in which Employee was participating at the time of the Change in Control, the taking of any action by the Company or any of its

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subsidiaries which would directly or indirectly materially reduce any of the benefits provided by any of the Benefit Plans, deprive Employee of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Company to provide Employee with the number of paid vacation days to which he is entitled at the time of the Change in Control;

                    (7) the failure of the Parent to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof; or

                    (8) any purported termination of Employee's employment that is not effected pursuant to a proper notice of termination satisfying the requirements of this Agreement; for purposes of this Agreement, no such purported termination shall be effective.

A Change in Control of the Parent shall not, by itself, constitute Good Reason.

              (iv)  "Parent" shall mean Sybron Dental Specialties, Inc.

              (v) "Potential change in control of the Parent" shall mean the occurrence of one or more of the following events (A) the Parent enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (B) any person (including the Parent) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (C) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Parent has occurred.

              (vi) "Unadjusted Severance Payment" shall mean an amount equal to
2.99 times Employee's Base Amount unreduced by the amount of any other payment or the value of any benefit received or to be received by Employee in connection with Employee's termination of employment or upon a change in control of the Parent (whether payable pursuant to the terms of this Agreement or any other agreement, plan or arrangement with the Parent or an Affiliate, predecessor or successor of the Parent or any person whose actions result in a change in control of the Parent or an Affiliate of such person) unless (A) in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to Employee, such other payments or benefit constitutes a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (B) in the opinion of such tax counsel, the Unadjusted Severance Payment plus all other payments or benefits which constitute "parachute payments" within the meaning of
Section 280G(b)(2) of the Code would result in a portion of the Unadjusted Severance Payment being subject to the excise tax under Section 4999 of the Code. In such event, the amount of the Unadjusted Severance Payment shall be reduced by the minimum amount necessary such that no portion thereof will be subject to the excise tax under Section 4999 of the Code. The Unadjusted Severance Payment, as reduced, if at all, pursuant to the provisions of this paragraph shall be referred to as the Adjusted Severance Payment. In determining whether the Unadjusted Severance Payment shall be reduced under this paragraph,
(A) there shall not be included in the computation any payment if Employee shall have effectively waived his receipt or enjoyment of such payment or benefit, and
(B) the value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

         (b)  Payments.

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              (i) Upon the termination of his employment with Employer,
following a Change in Control of the Parent or in anticipation of a Change of Control of the Parent, Employee shall be entitled to the following payments and benefits unless such termination is (A) because of Employee's death or retirement under Employer's retirement policies as in effect on the date hereof or as hereafter modified with the consent of the Employee, (B) effective more than twenty-four months following the occurrence of the Change in Control of the Parent, or (C) pursuant to Section 3(a), unless for Good Reason, 3(b)(ii) or 3(b)(iii).

                    (1) The Company shall pay Employee his full base salary, in effect at the time notification of the termination is provided, through the date of termination. The salary payments shall accrue and be payable in accordance with the payroll practices of Employer in effect at the time of termination. All such payments shall be subject to any deductions and withholdings required by applicable law.

                    (2) The Company shall pay Employee an amount equal to the incentive award that would have been earned by the Employee under the Senior Executive Incentive Compensation Plan for the fiscal year in which the Employee's employment is terminated; multiplied, however, by a percentage equal to the percentage of the fiscal year in which the Employee was actively employed. The payment of this amount shall be made on or about the same time as the payment of the incentive award is made for the fiscal year in which the Employee's employment is terminated

                    (3) The Company shall pay to Employee all amounts to which Employee is entitled a payment under any of the Benefit Plans. Any payments due under a plan shall be made, at the time the payments are due under the terms of the Plan.

                    (4) The Company shall pay as severance to Employee, no later than the fifth day following the termination, the Unadjusted Severance Payment unless the Company in good faith believes that the Unadjusted Severance Payment must be reduced under the provisions of Section 5(b)(i)(1) hereof, in which event the Company shall instead pay to Employee a good faith estimate of the Adjusted Severance Payment (the "Estimated Adjusted Severance Payment," the computation of which shall be given to Employee in writing together with a written explanation of the basis for making such adjustment), which amount shall in no event be less than 50% of the Unadjusted Severance Payment. The Company shall, within 60 days of the date of termination, either pay to Employee the balance of the Unadjusted Severance Payment together with interest thereon at the Applicable Federal Rate (as defined in Sections 1274(d) of the Code) or deliver to Employee a copy of the opinion of the tax counsel referred to in
Section 5(b)(i)(1) hereof establishing the amount of the Adjusted Severance Payment. If the Adjusted Severance Payment exceeds the Estimated Adjusted Severance Payment, the difference shall be paid to Employee at such time together with interest thereon at the applicable federal rate (as defined in Section 1274(d) of the Code).

                    (5) Except to the extent that the payment thereof would subject any payment hereunder to the excise tax under Section 4999 of the Code the Company shall also:

                           (a) Pay to Employee  all legal fees and  expenses
incurred by Employee in successfully contesting or disputing any such termination or in successfully seeking to obtain or enforce any right or benefit provided by this Agreement; and

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                           (b) For a twenty-four  (24) month period after
termination of Employee's employment, the Company shall arrange to provide Employee with life, disability, accident and health insurance benefits substantially similar to those which Employee was receiving or entitled to receive immediately prior to the termination. Benefits otherwise receivable by Employee pursuant to this Section 5(b)(i)(5)(b) shall be reduced to the extent comparable benefits are actually received by Employee during the twenty-four
(24) month period following Employee's termination, and any such benefits actually received by Employee shall be reported to the Company.

              (ii)If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Employee and the Company in applying the terms of this Section 5(b)(ii), the aggregate "parachute payments" paid to or for Employee's benefit are in an amount that would result in any portion of such "parachute payments" being subject to the excise tax under Section 4999 of the Code, then Employee shall have an obligation to pay the Company upon demand an amount equal to the sum of(A) the excess of the aggregate "parachute payments" paid to or for Employee's benefit over the aggregate "parachute payments" that would have been paid to or for Employee's benefit without any portion of such "parachute payments" being subject to the excise tax under Section 4999 of the Code; and
(B) interest on the amount set forth in clause (A) of this sentence at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Employee's receipt of such excess until the date of such payment.

         (c) Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for in this
Section 5 be reduced by any compensation earned by Employee as the result of employment by another employer or by retirement benefits received after the date of termination, or otherwise except as specifically provided in this Section 5.

     6.  Assignment.

         (a) The Parent will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and Parent would be required to perform it if no such succession had taken place. Failure of the Parent to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee had terminated his employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to him hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's spouse or, if there is no spouse, to Employee's estate.

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     7.  Confidential Information.

         (a) Non-Disclosure. During Employee's employment or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Employee will not directly or indirectly, reveal, divulge, disclose or communicate to any person or entity other than authorized officers, directors and employees of Employer, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employer without the prior written consent of the Company, except in connection with the fulfillment of his duties hereunder.

         (b) Definition. As used herein, "Confidential Information" means information disclosed to or known by Employee as a direct or indirect consequence of or through his association with Employer and its subsidiaries and affiliates, about Employer or any subsidiary or affiliate of Employer, their businesses, products and practices, including but not limited to trade secrets, know-how, technical information, and financial information, which information is not generally known in the business in which Employer or any subsidiary of Employer is or may become engaged. However, Confidential Information shall not include any information which is (i) available to the public from a source other than Employee, (ii) released in writing by Employer to the public or to persons who are not under a similar obligation of confidentiality to Employer and who are not parties to this Agreement, (iii) obtained by Employee from a third party not under a similar obligation of confidentiality to Employer, or (iv) required to be disclosed by any court process or any government or agency or department of any government.

         (c) Return of Property. Upon termination of Employee's employment, Employee will surrender to Employer all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of Employer and all subsidiaries and affiliates of Employer, and all copies thereof, and all other property belonging to Employer and all subsidiaries and affiliates of Employer, provided that Employee shall be accorded reasonable access to such materials subsequent thereto for any proper purpose as determined in the reasonable judgment of Employer.

     8. Agreement Not to Solicit Clients and Employees. Employee agrees that, for a period of one year following the termination of the Employment Period, neither he nor any affiliate shall, either alone or on behalf of any business engaged in a business competitive with Employer or any subsidiary of Employer, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or an agent of, Employer or any subsidiary of Employer to terminate his employment or agency, as the case may be, with the Employer or such subsidiary.

     9. Assignment of Inventions. Employee agrees that he will assign to Employer or its appropriate subsidiary all inventions, discoveries and improvements relating to its lines of business, conceived or made by him solely or jointly with others during his employment, and to execute, upon request, whether during his employment or thereafter, any and all applications for patents, assignments and other papers which Employer or its counsel may deem necessary or appropriate for securing to it in all countries, exclusive rights in all such inventions, discoveries and improvements.

     10. No Violation. Employee represents and warrants to Employer that the execution, delivery and performance of this Agreement by Employee does not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which Employee or his affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

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     11. Captions. The captions, headings and arrangements used in this
Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

     12. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered when actually received or, if mailed, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:


                  Employer: ___________________________





                  Employee: ___________________________


     13. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, provided that if any of the limitations set forth in Sections 7, 8, 9 or 10 shall be determined to be unreasonable by any court, the parties agree that the provisions of such Section shall be reduced to such lessor limitations as are determined to be reasonable; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     14. Amendments. This Agreement may be amended only by an instrument in writing duly executed by an officer of Employer expressly authorized by the Board to do so and by Employee.

     15. Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed as a waiver thereof including without limitation employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. A waiver by either of the parties hereto of any of the covenants to be performed by the other or of any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

     16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

     17. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of California.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


                           EMPLOYER:




                           By: ______________________________________________

                           Name: ____________________________________________

                           Title: ___________________________________________




                           EMPLOYEE:


                           By: ______________________________________________



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